SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2004

POLYMEDICA CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	0-19842	04-3033368

(State or other juris-	(Commission	(IRS Employer
diction of incorporation)	File Number)	Identification No.)

11 State Street, Woburn, Massachusetts 01801

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (781) 933-2020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4)c))

Item 1.01. Entry Into a Material Definitive Agreement.

On October 22, 2004, the registrant issued a press release announcing that John K.P. Stone III had retired as the registrant’s General Counsel. Mr. Stone will remain a Senior Vice-President of the registrant until December 31, 2004 and shall remain on the registrant’s Board of Directors. Effective October 20, 2004, the registrant entered into a Retirement Agreement with Mr. Stone, a copy of which is attached to this report on Form 8-K as Exhibit 10.1 and which is incorporated by reference into this report. Each of Mr. Stone’s Employment Agreement and Retention Agreement, including all amendments thereto, has been filed by the registrant with its previous quarterly and annual reports on Forms 10-Q and 10-K, respectively, and will remain in effect until December 31, 2004.

Effective October 21, 2004, Mr. William B. Eck was appointed to the position of Senior Vice-President, General Counsel and Chief of Health Care Affairs. Each of Mr. Eck’s Employment Agreement and Retention Agreement has been filed by the registrant with its annual report on Form 10-K for the fiscal year ending March 31, 2004, and has not been amended in connection with Mr. Eck’s appointment.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

10.1	Retirement Agreement, dated October 20, 2004, between John K.P. Stone III and PolyMedica Corporation.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2004	POLYMEDICA CORPORATION
	By:	/s/ Fred H. Croninger, III
Fred H. Croninger, III
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retirement Agreement, dated October 20, 2004, between John K.P. Stone III and PolyMedica Corporation.

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